Exhibit 10.16

FIFTH MODIFICATION

TO

AMENDED AND RESTATED

BUSINESS FINANCING AGREEMENT

This FIFTH MODIFICATION TO AMENDED AND RESTATED BUSINESS FINANCING AGREEMENT (this “Modification”) is entered into as of April 3, 2025, by and between MNTN, INC. (f/k/a MNTN Digital, Inc.), a Delaware corporation (the “Borrower”) WESTERN ALLIANCE BANK, an Arizona corporation (“Lender”).

RECITALS

A.            WHEREAS, Borrower and Lender have entered into financing arrangements as set forth in that certain Amended and Restated Business Financing Agreement, dated November 23, 2021, by and between Borrower and Lender (as amended, restated, renewed, extended, supplemented, substituted and otherwise modified from time to time, the “Business Financing Agreement”).

B.             WHEREAS, Borrower and Lender have agreed to make certain modifications and amendments to the Business Financing Agreement set forth herein.

C.             Borrower is entering into this Modification with the understanding and agreement that, except as specifically provided herein, none of Lender’s rights or remedies as set forth in the Business Financing Agreement or any other Loan Document is being waived or modified by the terms of this Modification.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.              Definitions. Capitalized terms used and not defined in this Modification shall have the respective meanings given them in the Business Financing Agreement.

2.              Modifications to Business Financing Agreement.

(a)           Dividends, Distributions and Redemptions. Section 4.10 of the Business Financing Agreement is hereby amended and restated in its entirety to read as follows:

“4.10	Not pay any dividends or make any distributions or payment with respect to Borrower’s capital stock or redeem, retire or purchase any of Borrower’s capital stock; provided, however, that Borrower may (i) convert any of its convertible securities into other securities pursuant to the terms of such convertible securities or otherwise in exchange thereof, (ii) pay dividends solely in common stock, (iii) repurchase the stock of current and former employees or consultants pursuant to stock repurchase agreements so long as an Event of Default does not exist at the time of any such repurchase and would not exist after giving effect to any such repurchase, provided that the aggregate amount of all such repurchases does not exceed $300,000 per fiscal year, (iv) make purchases of Borrower’s capital stock in connection with the exercise of stock options or stock appreciation by way of a cashless exercise, (v) make purchases of fractional shares of capital stock arising out of stock dividends, splits or combinations or business combinations, (vi) redeem its capital stock pursuant to any mandatory redemption required by its Certificate of Incorporation so long as Borrower is in compliance with Sections 1.10 and 4.14(k) hereof and (vi) redeem its capital stock pursuant to the terms and conditions of Section 6 of the Note Conversion Agreement.”

(b)           Convertible Note Payments. Section 4.12 of the Business Financing Agreement is hereby amended and restated in its entirety to read as follows:

“4.12	Not make any payment in respect of any Subordinated Debt or permit any of its Subsidiaries to make any such payment, except in compliance with the terms of the applicable subordination agreement in favor of Lender, or amend any provision contained in any documentation relating to the Subordinated Debt without Lender’s prior written consent; provided, that, notwithstanding anything to the contrary in any subordination agreement in favor of Lender with respect to the Convertible Notes, Borrower may pay the amounts owed by Borrower to the holders of the Convertible Notes pursuant to the terms of such Convertible Notes (as the same may be amended from time to time) or the Note Conversion Agreement in the event that either (i) Borrower consummates an initial public offering of its equity interests (an “IPO”) on or prior to July 27, 2025 or (ii) an IPO is not consummated on or prior to July 27, 2025.”

(c)           Note Conversion Agreement. Section 12.1 of the Business Financing Agreement is amended to add, in addition to and not in limitation thereof, the following new definition:

““Note Conversion Agreement” means that certain Omnibus Amendment and Note Conversion Agreement, dated as of April 1, 2025 and as in effect on such date, by and between Borrower and the lenders from time to time party thereto.

3.              NO DEFENSES OF BORROWER/GENERAL Release. Borrower agrees that, as of this date, it has no defenses against the obligations to pay any amounts under the Indebtedness. Each of Borrower and Guarantor (each, a “Releasing Party”) acknowledges that Lender would not enter into this Modification without Releasing Party’s assurance that it has no claims against Lender or any of Lender’s officers, directors, employees or agents. Except for the obligations arising on the date hereof or hereafter under this Modification or any other Loan Document, each Releasing Party releases Lender, and each of Lender’s officers, directors and employees from any known or unknown claims that Releasing Party now has against Lender of any nature, including any claims that Releasing Party, its successors, counsel, and advisors may in the future discover they would have now had if they had known facts not now known to them, whether founded in contract, in tort or pursuant to any other theory of liability, in each case, that relate to, arise out of or otherwise are in connection with the Loan Documents or any of the negotiations, events or circumstances arising of or related to the Business Financing Agreement or the transactions contemplated thereby through the date of this Modification. Each Releasing Party acknowledges and agrees that they have been informed by their attorneys and advisors of, and are familiar with, and do hereby expressly waive, the provisions of Section 1542 of the California Civil Code, and any similar statute, code, law, or regulation of any state or the United States, to the full extent that they may waive such rights and benefits. Civil Code section 1542 provides:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.

The provisions, waivers and releases set forth in this section are binding upon each Releasing Party and its shareholders, agents, employees, assigns and successors in interest. The provisions, waivers and releases of this section shall inure to the benefit of Lender and its agents, employees, officers, directors, assigns and successors in interest. The provisions of this section shall survive payment in full of the Obligations, full performance of all the terms of this Modification and the Business Financing Agreement, and/or Lender’s actions to exercise any remedy available under the Business Financing Agreement or otherwise.

4.              CONTINUING VALIDITY. Borrower understands and agrees that in modifying the existing Indebtedness, Lender is relying upon Borrower’s representations, warranties, and agreements, as set forth in the Loan Documents. In addition, Borrower represents, warrants and covenants that since the date of the Business Financing Agreement or the last modification, consent or waiver to the Business Financing Agreement, if any, none of Borrower’s officers authorized to sign this Modification have changed. Except as expressly modified pursuant to this Modification, the terms of the Loan Documents remain unchanged and in full force and effect. Lender’s agreement to modifications to the existing Indebtedness pursuant to this Modification in no way shall obligate Lender to make any future modifications to the Indebtedness. Nothing in this Modification shall constitute a satisfaction of the Indebtedness. It is the intention of Lender and Borrower to retain as liable parties all makers and endorsers of Loan Documents, unless the party is expressly released by Lender in writing. No maker, endorser, or guarantor will be released by virtue of this Modification. The terms of this paragraph apply not only to this Modification, but also to any subsequent modification agreements.

5.              Effectiveness of this Modification. This Modification, and the waivers provided for herein, shall become effective upon the satisfaction, as determined by Lender, of the following conditions.

(a)           Modification. Lender shall have received this Modification fully executed in a sufficient number of counterparts for distribution to all parties.

(b)           Representations and Warranties. The representations and warranties set forth herein and in the Business Financing Agreement must be true and correct.

6.              CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER; REFERENCE PROVISION. This Modification constitutes a “Loan Document” as defined and set forth in the Business Financing Agreement, and is subject to Sections 13 and 14 of the Business Financing Agreement, which are incorporated by reference herein.

7.              Notice of Final Agreement. By signing this document each party represents and agrees that: (a) this written agreement represents the final agreement between the parties, (b) there are no unwritten oral agreements between the parties, and (c) this written agreement may not be contradicted by evidence of any prior, contemporaneous, or subsequent oral agreements or understandings of the parties.

8.              Counterparts; Facsimile Signatures. This Modification may be executed in any number of and by different parties hereto on separate counterparts, all of which, when so executed, shall be deemed an original, but all such counterparts shall constitute one and the same agreement. Any signature delivered by a party by facsimile or other similar form of electronic transmission shall be deemed to be an original signature hereto.

9.              Consistent Changes. The Loan Documents are each hereby amended wherever and to the extent necessary to reflect the changes described above.

10.            Ratification. Borrower hereby restates, ratifies and reaffirms each and every term and condition set forth in the Business Financing Agreement, as amended hereby, and the other Loan Documents effective as of the date hereof.

11.            Integration. This Modification, together with the Business Financing Agreement and the other Loan Documents, incorporates all negotiations of the parties hereto with respect to the subject matter hereof and is the final expression and agreement of the parties hereto with respect to the subject matter hereof.

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IN WITNESS WHEREOF, the parties hereto have caused this Modification to be duly executed and delivered by their authorized officers as of the day and year first above written.

BORROWER:

MNTN, INC.

By:	/s/ Patrick Pohlen
Name: Patrick Pohlen
Title: Chief Financial Officer

LENDER:

WESTERN ALLIANCE BANK

By:	/s/ Jeff Brown
Name: Jeff Brown
Title: Senior Director

[Signature Page to Fifth Modification to A&R Business Financing Agreement]